Exhibit 10.3

SECOND AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT AND WARRANT

Corgenix Medical Corporation, a Nevada corporation (the “Company”), and Medical & Biological Laboratories Co., Ltd., a corporation organized under the laws of Japan (the “Purchaser”), hereby amend certain provisions of the Common Stock Purchase Agreement dated as of July 1, 2002 and the Common Stock Purchase Warrant dated as of July 3, 2002, each by and between the Company and the Purchaser (the “Purchase Agreement”), as of the 15th day of July, 2008 (this “Second Amendment”).

WITNESSETH

WHEREAS, the Company and the Purchaser’s U.S. subsidiary, RhiGene, Inc. entered into a Distribution Agreement dated as of March 14, 2002 (the “Distribution Agreement”) providing the Company with certain distribution rights to products manufactured by the Purchaser; and

WHEREAS, on July 1, 2002, the Company entered into a Common Stock Purchase Agreement with the Purchaser whereby the Purchaser purchased 880,282 shares of the Company’s restricted common stock (the “Purchased Stock”) at a purchase price of $0.568 per share (an investment of $500,000), and simultaneously with the execution of the Purchase Agreement, the Purchaser also received a Common Stock Purchase Warrant (the “Warrant”), which entitles the Purchaser to purchase an additional 880,282 shares of the Company’s common stock at a price of $0.568 per share (a potential investment of $500,000); and

WHEREAS, the Purchase Agreement included a put right entitling the Purchaser to require the Company to repurchase the Purchased Stock upon termination of the Distribution Agreement according to repayment terms set forth therein; and

WHEREAS, on March 31, 2005, the Distribution Agreement was terminated; and

WHEREAS, on March 31, 2005, the Company and MBL International, Inc. (“MBLI”), a U.S. subsidiary of the Purchaser, entered into a new distribution agreement (the “MBLI Distribution Agreement”) providing the Company with certain distribution rights to products manufactured by the Purchaser; and

WHEREAS, on August 1, 2005 the Company entered into an Amendment to Common Stock Purchase Agreement and Common Stock Purchase Warrant with the Purchaser (the “First Amendment”) whereby the rights to exercise the Warrant would be extended until August 1, 2008, or such later date as the promissory note referred to in such Warrant is paid in full, at a lower exercise price of $0.40 per share, the Purchaser’s put right was exchanged for a promissory note (the “Original Promissory Note”) in the face amount of $250,000 made payable to the Purchaser whereby the Company would repurchase one-half of the Purchased Stock (440,141 shares) over a thirty-six month period commencing as of September 1, 2005 and ending August 1, 2008 under certain terms and conditions, during the thirty-six month period, the Purchaser would attempt to sell in good faith on the open market the Purchased Stock not being repurchased by the Company, and on August 1, 2008, the Company would purchase any remaining stock then held by the Purchaser (the “Remaining Stock”) at a purchase price of $0.568 per share; and

WHEREAS, upon the payment in full of the Original Promissory Note, the Company will have repurchased 440,141 shares of the Company’s Common Stock held by the Purchaser and the Purchaser will continue to hold an additional 440,141 shares of Company Common Stock; and

WHEREAS, the Company and the Purchaser have evaluated certain of the original provisions of the Purchase Agreement and the Warrant, and the Amendment to the Common Stock Purchase Agreement and Common Stock Warrant, and have deemed it to be in their best interests, respectively, to amend the repayment terms associated with the Purchaser’s rights with respect to the Remaining Stock.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

(1)           The second sentence of Section 1.2 of the Purchase Agreement is hereby deleted in its entirety, and replaced with the following:

“The Warrant shall be exercisable until August 1, 2010 at 5:00 pm Mountain Daylight Time; provided however that the right to exercise the Warrant shall be extended until the later of: (a) the date on which all amounts owed under the promissory note of the Company dated  as of August 1, 2008 issued to Medical and Biological Laboratories, Co., Ltd. (“MBL”) are paid in full, and (b) the date on which all remaining Purchased Shares held by the Purchaser shall have been sold in the open market (as contemplated by the Second Amendment to Common Stock Purchase Agreement and Warrant dated as of July 15, 2008 by and between the Company and MBL) or repurchased by the Company.”

(2)           Section 2 (C) of the Amendment to the Common Stock Purchase Agreement and Common Stock Warrant (which is Section 8.2(C) of the original Purchase Agreement) is hereby deleted and replaced with the following:

“(C)  The Company shall execute, issue and deliver to the Purchaser a promissory note (the “Second Promissory Note”) in the face amount of $125,000 made payable to the Purchaser, in the form attached hereto as Exhibit A, the proceeds of which the Company shall use to repurchase 220,070 shares of the Purchased Stock from the Purchaser.  Said promissory note shall be payable over a two-year period commencing as of September 1, 2008 and ending August 1, 2010 during which term payments of principal and accrued interest shall be made.  For as long as any principal amount of the Second Promissory Note remains outstanding, and subject to the optional ability of the Company to make prepayments pursuant to the Second Promissory Note, the Company shall make principal payments to the Purchaser on the first day of each calendar month, commencing September 1, 2008, as follows: the first twenty three (23) monthly installments shall each be in the amount of FIVE THOUSAND TWO HUNDRED DOLLARS ($5,200); and the last monthly installment shall be in the amount of FIVE THOUSAND FOUR

HUNDRED DOLLARS ($5,400). Interest on the unpaid balance of the promissory note shall accrue at a per annum rate equal to the Prime Rate as published in The Wall Street Journal, plus two percent (2%), and shall be paid monthly together with principal payments.

(D)  Within thirty (30) days of the execution of the Second Promissory Note, the Purchaser shall return to the Company’s transfer agent the stock certificate representing the 440,141 shares of Purchased Stock owned by the Purchaser as of the date of the Second Promissory Note, with instructions to the transfer agent to issue in replacement to the Purchaser nine (9) certificates representing the following blocks of Purchased Stock: one (1) certificate for two hundred twenty thousand seventy (220,071) shares; seven (7) certificates each for twentyseven thousand five hundred eight (27,508) shares; and one (1) certificate for twenty-seven thousand five hundred fourteen (27,514) shares. The Company shall pay any necessary fees to the transfer agent for effecting the above action.

No later than fifteen (15) days following the receipt by the Purchaser of payment by the Company of all principal installments, plus accrued and unpaid interest, then due under the Second Promissory Note, in accordance with the schedule attached to the Second Promissory Note as Schedule I, the Purchaser shall return to the Company for cancellation the stock certificate or certificates for the number of shares of stock as set forth on such Schedule I that corresponds to such payment, together with executed stock powers sufficient to transfer said shares back to the Company.

(E)  Beginning September 1, 2008 and continuing through August 1, 2010 (the maturity date of the Second Promissory Note) (the “Sales Period”), the Purchaser shall forthwith attempt to sell in good faith on the open-market the Purchased Stock not being repurchased by the Company with the proceeds of the Second Promissory Note (the “Remaining Stock”); provided that the trading price of the Company’s common stock, as quoted on NASD Bulletin Board during such Sales Period exceeds $0.62 per share.  If the price of the Company’s common stock, as quoted on the NASD Bulletin Board during the Sales Period does not exceed $0.62 per share, or if the Purchaser is unable to sell all of the Remaining Stock in the open market at more than $0.62 per share (notwithstanding the price at which the Company’s common stock is then quoted), then at the close of business on August 1, 2010, the Purchaser shall sell, and the Company shall purchase, any such Remaining Stock then held by the Purchaser at a purchase price of $0.568 per share.”

(3)           The first page of the Warrant is hereby amended by deleted the phrase, “Void after 5:00 P.M., Denver Time on July 3, 2007” appearing in the left margin in the header before the main text of the Warrant.

(4)           Section 13 of the Warrant shall be deleted in its entirety and replaced with the following:

“This Warrant shall be exercisable until August 1, 2010 at 5:00 pm Mountain Daylight Time; provided however that the right to exercise the Warrant shall be extended until the later of: (a) the date on which all amounts owed under the promissory note of the Company dated August 1, 2008 issued to Medical and Biological Laboratories, Co., Ltd. (“MBL”) are paid in full, and (b) the date on which all remaining shares of Company Common Stock held by MBL shall have been sold in the open market (as contemplated by the Second Amendment to Common Stock Purchase Agreement and Warrant dated as of July 15, 2008 by and between the Company and MBL) or repurchased by the Company.”

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

CORGENIX MEDICAL CORPORATION, a Nevada Corporation

By:	s/ Douglass T. Simpson

Name:	Douglass T. Simpson

Title:	President and CEO

MEDICAL & BIOLOGICAL LABORATORIES CO., LTD., a corporation organized under the laws of Japan

By:	s/ Katsuhiko Nishida

Name:	Katsuhiko Nishida

Title:	President and CEO

Schedule A

SECOND PROMISSORY NOTE

$125,000.00	August 1, 2008

FOR VALUE RECEIVED, the undersigned, Corgenix Medical Corporation (“Maker”) hereby promises to pay to the order of Medical & Biological Laboratories, Co., Ltd., with a principal place of business at 510 Marunouchi 3 Chome, Naka-ku, Nagoya 460-0002 Japan (“Holder”), the sum of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($ 125,000.00), together with interest on the unpaid principal amount from time to time outstanding at the rates hereinafter provided until paid in full; provided that all outstanding amounts due under this note shall be payable no later than August 1, 2010.  The principal amount of this note shall be payable in monthly installments and interest on the unpaid principal balance shall be due and payable together with each payment of principal, all as hereinafter set forth. The proceeds of this note are to be used to repurchase 220,070 shares of Maker’s common stock currently held by Holder.

1.   The rate of interest payable hereunder shall be the sum of (x) the Prime Rate plus (y) two percent (2%) per annum.  For purposes of this note, the “Prime Rate” shall mean the Prime Rate (expressed per annum) as reported in The Wall Street Journal in its money rates column as being the base rate on corporate loans posted by at least seventy-five percent (75%) of the nation’s thirty (30) largest banks, or as otherwise reported therein from time to time.  The rate of interest payable hereunder shall be changed effective as of that day on which a change in the Prime Rate becomes effective.

2.   For as long as any principal amount of this note remains outstanding, and subject to the prepayment provision herein, Maker shall make principal payments to Holder in monthly installments payable on the first day of each calendar month, commencing September 1, 2008, as follows: the first twenty three (23) monthly installments shall each be in the amount of FIVE THOUSAND TWO HUNDRED DOLLARS ($5,200); and the final monthly installment shall be in the amount of FIVE THOUSAND FOUR HUNDRED DOLLARS ($5,400).

3.   After the occurrence of an Event of Default (as hereafter defined) interest shall be payable on the unpaid principal balance hereof from time to time outstanding at a rate per annum equal to the interest rate applicable hereunder plus two percent (2%), until such Event of Default is cured or waived by the Holder.  Any payment hereunder not paid within fifteen (15) days after the date such payment is due shall be subject to a late fee equal to ten percent (10%) of the amount due.

4.   Interest shall be calculated on the basis of a 360-day year times the actual number of days elapsed.  At Holder’s discretion, all payments will be applied first to unpaid accrued interest, then to principal, and then any balance to any charges, costs, expenses or late fees outstanding.  In no event shall interest payable hereunder exceed the highest rate permitted by applicable law.  To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.

5.   In case of dissolution, termination of existence, insolvency, or business failure of the Maker of this note, appointment of a receiver of any part of the property of Maker, levy on or attachment of any of the property of Maker, assignment for benefit of creditors by or commencement of any proceedings under the United States Bankruptcy Code or any insolvency law by or against Maker, or if the undersigned shall default in the payment or performance of any other obligation to or agreement with the Holder (each of the foregoing constituting an “Event of Default” hereunder) this note shall, at the option of the Holder, forthwith become due and payable without notice or demand.

6. The Maker may, without premium or penalty, prepay the unpaid principal balance hereunder in whole or in part on any date; provided, however, that any prepayment of less than the whole shall be applied to installment payments in the inverse order of maturity.

7. Maker agrees to pay all costs and expenses, including without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement or collection of this note and any other agreements, instruments and documents executed in connection herewith.

8. Maker hereby waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assents to any and all extensions or postponements of the time of payment or forbearance or other indulgence without notice.  No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.  Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any occasion.

9. This instrument shall be governed by the laws of The Commonwealth of Massachusetts.  For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or outside such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.  MAKER AND HOLDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY AND ALL RIGHTS TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR RELATING HERETO AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

- signature page follows -

Executed as an instrument under seal as of the date first above written.

MAKER: CORGENIX MEDICAL CORPORATION

By:	s/Douglass T. Simpson

Name:	Douglass T. Simpson

Title:	President and CEO

Schedule I

		principal	stock
		payment	repurchase
2008	S	$5,200
	O	$5,200
	N	$5,200	27,508
	D	$5,200
2009	J	$5,200
	F	$5,200	27,508
	M	$5,200
	A	$5,200
	M	$5,200	27,508
	J	$5,200
	J	$5,200
	A	$5,200	27,508
	S	$5,200
	O	$5,200
	N	$5,200	27,508
	D	$5,200
2010	J	$5,200
	F	$5,200	27,508
	M	$5,200
	A	$5,200
	M	$5,200	27,508
	J	$5,200
	J	$5,200
	A	$5,400	27,514

TOTAL		$125,000	220,070